Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores to Present at Telsey Advisory Group’s 6th Annual Spring Consumer Conference

HOUSTON, TX, March 18, 2014 - Stage Stores, Inc. (NYSE: SSI) announced today that Michael Glazer, President and Chief Executive Officer, Oded Shein, Chief Financial Officer and Steve Lawrence, Chief Merchandising Officer, will make a presentation at Telsey Advisory Group’s 6th Annual Spring Consumer Conference on Tuesday, March 25, 2014, at 10:55 a.m. Eastern Time. The conference is being held at The Westin New York at Times Square in New York, NY.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts and then the webcast link. A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will be using at the conference will be available for viewing in the Investor Relations section of the Company’s website.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles and Stage names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 848 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

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